EXHIBIT 99.1
Cary Turner
(817) 252-8400
Pier 1 Imports, Inc. Announces Offering of Senior Convertible Notes
     FORT WORTH, TEXAS, February 7, 2006 — Pier 1 Imports, Inc. (NYSE:PIR) announced today that it had commenced an offering of $150 million of convertible senior notes due 2036 in a private offering. In addition, the Company expects to grant the initial purchaser an option to purchase an additional $15 million aggregate principal amount of notes.
     The notes pay interest semiannually and will be convertible upon the occurrence of specified events into a combination of cash and the Company’s common stock, at a conversion rate to be determined. The notes are guaranteed by certain of the Company’s subsidiaries. Upon conversion, the Company will pay cash equal to the lesser of the principal amount and the conversion value of such notes, and, if the conversion value exceeds the principal amount, shares of its common stock with a value equal to such excess.
     In connection with the offering, the Company expects to enter into a convertible note hedge transaction with an affiliate of the initial purchaser of the notes to substantially increase the effective conversion premium of the notes. This transaction is intended to reduce the potential dilution upon future conversion of the notes. In connection with the transaction, the counterparty has advised the Company that it or its affiliates expect to enter into various derivative transactions with respect to the Company’s common stock simultaneously with or shortly after the pricing of the notes. In addition, following pricing of the notes, the counterparty or its affiliates may continue to purchase or sell shares of the Company’s common stock in secondary market transactions, including during the observation period relating to any conversion of the notes.
     The Company intends to use a portion of the proceeds from the offering to pay the cost of the convertible note hedge transaction discussed above and intends to use the remainder to pay the expenses of the offering and for general corporate purposes.
     The notes to be offered and the common stock issuable upon exchange of the notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company’s most recently filed quarterly report on Form 10-Q for fiscal year 2006. Management’s expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company’s key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
     Pier 1 Imports, Inc. is North America’s largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports® stores in 49 states, Puerto Rico, Canada, and Mexico; The Pier® stores in the United Kingdom and Ireland; and Pier 1 kids® stores.

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